UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  December 7, 2004

(Date of earliest event reported)

INTERNATIONAL BUSINESS MACHINES CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-2360	13-0871985
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

ARMONK, NEW YORK		10504
(Address of principal executive offices)		(Zip Code)

914-499-1900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On December 7, 2004, IBM and Lenovo Group Limited announced a definitive agreement under which Lenovo will acquire IBM’s Personal Computing division.  The press release is Attachment I of this Form 8-K.  Attachment II contains the prepared remarks by IBM’s Chief Financial Officer Mark Loughridge, and Attachment III contains the presentation materials.

IBM’s web site (www.ibm.com) contains a significant amount of information about IBM, including financial and other information for investors (www.ibm.com/investor/).  IBM encourages investors to visit its various web sites from time to time, as information is updated and new information is posted.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date:  December 7, 2004

By:	/s/ Andrew Bonzani
(Andrew Bonzani)
Assistant Secretary &
Associate General Counsel

ATTACHMENT  I

LENOVO TO ACQUIRE IBM PERSONAL COMPUTING DIVISION

CREATING NEW LEADING PC BUSINESS WITH GLOBAL MARKET REACH

•               Creates world’s third-largest PC business with approximately US$12 billion annual revenue for 2003

•               Global business with worldwide reach, powerful brand name, balanced product offerings and leading R&D capabilities

•               Long-term strategic alliances between Lenovo and IBM in PC sales, service and financing worldwide

•               Worldwide headquarters in New York; principal operations in Beijing and Raleigh, North Carolina

•               Transaction of US$1.25 billion in cash, equity; total transaction consideration of approximately US$1.75 billion

•               IBM to take 18.9 percent equity stake in Lenovo; transaction expected to be completed in second quarter 2005

ARMONK, N.Y. and BEIJING, December 7 and 8, 2004 . . .

Lenovo Group Limited (HKSE: 992; ADR: LNVGY), the leading Personal Computer brand in China and across Asia, and IBM (NYSE: IBM) today announced a definitive agreement under which Lenovo will acquire IBM’s Personal Computing Division to form the world’s third-largest PC business, bringing IBM’s leading enterprise-class PC technologies to the consumer market and giving Lenovo global market reach beyond China and Asia.

Lenovo will have combined annual PC revenue of approximately US$12 billion and volume of 11.9 million units, based on 2003 business results — a fourfold increase in Lenovo’s current PC business.  Lenovo’s new PC business will benefit from a powerful worldwide distribution and sales network covering 160 countries, global brand recognition through the combination of IBM’s highly regarded “Think” brand notebook franchise and Lenovo’s leading brand recognition in China, enhanced service and support for consumers and enterprise clients, and consumer strength and market leadership in China, the world’s fastest growing IT market.  After the transaction is completed, Lenovo will boast leading notebook enterprise offerings, leading R&D and expertise in product differentiation, ensuring greater innovation and enhanced product selection for customers.

 As part of the transaction, Lenovo and IBM will enter a broad-based, strategic alliance in which IBM will be the preferred services and customer financing provider to Lenovo.

Lenovo will be the preferred supplier of PCs to IBM, enabling IBM to offer a full range of personal computing solutions to its enterprise and small and medium business clients.

Stephen M. Ward, Jr., currently IBM senior vice president and general manager of IBM’s Personal Systems Group, will serve as the chief executive officer of Lenovo following completion of the transaction.  Yuanqing Yang, currently vice chairman, president and chief executive officer of Lenovo, will serve as the chairman of Lenovo post-transaction.

Chuanzhi Liu, current chairman of Lenovo Group, said, “As Lenovo’s founder, I am excited by this breakthrough in Lenovo’s journey towards becoming an international company. Over the past 20 years, I’ve watched Lenovo develop into the leading IT company both in China and throughout Asia.  Since the beginning, however, our unwavering goal has been to create a truly international enterprise. From 2003 when we changed our international brand name to 2004 when we announced our partnership with the International Olympic Committee, to today’s strategic alliance with IBM, I have been delighted to watch Lenovo become a trulyworld-class company.”

IBM will have an 18.9 percent ownership share in Lenovo Group and is expected to recognize a gain on the sale following completion of the transaction.  There will be minimal financial impact resulting directly from the transaction to IBM’s fourth-quarter 2004 results.

“Today’s announcement further strengthens IBM’s ability to capture the highest-value opportunities in a rapidly changing information technology industry,” said Samuel J. Palmisano, IBM chairman and chief executive officer. “Over the past several years, we have aggressively repositioned IBM to be the world’s leading provider of innovation-enabled solutions for businesses and institutions of all sizes, in all industries. This requires single-minded focus on the business client and significant ongoing investments in R&D and the creation of intellectual capital.  At the same time, the PC segment of the industry continues to take on characteristics of the home and consumer electronics industry, which favors enormous economies of scale and a focus on individual users and buyers.  Today’s announcement further strengthens IBM’s focus on the enterprise, while creating a new global business that is better positioned to capture the opportunities in the PC industry going forward.

“In Lenovo we have a partner with powerful competitive capabilities in China and Asia and in consumer and desktop PCs.  We have worked very carefully with Lenovo to put in place all the elements of a strong, successful, enduring global alliance.  IBM will continue to provide our clients with outstanding IBM- and Think-branded PCs through our alliance.  And IBM will play an important role in the home and consumer markets by creating the advanced microprocessor and open software technology for the next-generation computing platform — opportunities that play to IBM’s unique innovation capabilities.”

While the transaction is being completed, both companies expect their existing PC operations, including customer service and product availability, to continue as usual.  Following the closing of the transaction, Lenovo expects customer service and product availability will continue as usual as the two companies’ operations are integrated.

 Yuanqing Yang, current president and chief executive officer of Lenovo, said, “The development of the Internet brings both great opportunities for the development of the PC industry and also significant challenges.  To succeed, PC companies need to have global scope, leading-edge technology and highly efficient operations.  Through acquiring IBM’s global PC business and forming a strategic alliance with IBM, Lenovo will absorb and integrate the skills from both sides and acquire global brand recognition, an international and diversified customer base, a world-class distribution network with global reach, more diversified product offerings, enhanced operational excellence and leading-edge technology.”

Mr. Yang added that the transaction will help establish Lenovo’s international name recognition by leveraging IBM’s powerful global brand through a five-year brand licensing agreement as well as through ownership of the globally-recognized “Think” family of trademarks.

Founded in 1984, Lenovo was the first company to introduce the home computer concept in the People’s Republic of China, and since 1997 has been the leading PC brand in China and across Asia with annual revenues of approximately US$3 billion. IBM’s PC business generated over US$9 billion in revenues in 2003 and offers a full range of desktop and notebook PC systems.

According to IDC figures for 2003, the combined unit market share of Lenovo and IBM’s PC businesses worldwide is approximately 8 percent.  The transaction will dramatically strengthen Lenovo’s global presence in the fast-growing notebook PC marketplace.

As part of the strategic business alliance, IBM will provide marketing support and demand generation services for Lenovo products through IBM’s existing enterprise sales force of approximately 30,000 professionals, and through IBM.com. Lenovo products will also be sold through IBM PC specialists that will join Lenovo. IBM Global Financing and IBM Global Services, the number one IT services organization in the world with powerful existing enterprise channels, will be preferred providers to Lenovo for leasing and financing services, and for warranty and maintenance services, respectively.

“This is a winning transaction for customers of both companies,” Stephen M. Ward, Jr., said.  “Our two companies are a perfect fit sharing a common cultural commitment to innovation, customer service and shareholder value.  Looking forward, Lenovo will pursue an aggressive yet prudent growth strategy and will boast an industry leading international management team comprising IBM’s and Lenovo’s existing senior executives and technology managers.  I have great confidence in the future of this new business.”

Lenovo Group will locate its PC business worldwide headquarters in New York, with principal operations in Beijing and Raleigh, North Carolina, and sales offices throughout the world.

Upon completion of the transaction, Lenovo will have approximately 19,000 employees. Approximately 10,000 current IBM employees — more than 40 percent of whom already are in China and less than 25 percent of whom are in the United States — will join Lenovo. The transaction is expected to have minimal impact in the aggregate on employment, benefits and compensation in either company.

Transaction Details

As consideration for the transaction IBM will receive at least US$650 million in cash and up to US$600 million in Lenovo Group common stock, subject to a lock-up period expiring periodically over three years.  IBM will be Lenovo’s second-largest shareholder, with an 18.9 percent interest in Lenovo.  Additionally, Lenovo will assume approximately US$500 million of net balance sheet liabilities from IBM.

Lenovo will fund the cash portion of the consideration through internal cash and debt. The equity issuance price will be HK$2.675 per share and is based on the closing price as of December 3, 2004.

The transaction is expected to be completed in the second quarter 2005 and requires the approval of Lenovo’s shareholders and review by relevant regulatory organizations.  Lenovo Holdings, Lenovo Group’s controlling shareholder, has agreed to vote its shares in favor of the transaction.  It is the intention of IBM and Lenovo to secure signed, local agreements after completion of additional legal requirements and industrial relations processes where applicable in some countries outside the United States.

The PC manufacturing portion of the International Information Products Company in Shenzhen, China, which is co-owned by IBM and Great Wall, is included in the transaction; IIPC’s IBM eServer xSeries manufacturing there is excluded.

For more information on this transaction, please visit www.lenovogrp.com/dealinfo/deal.htm

Investor and Press Webcast Details

IBM: A webcast hosted by IBM Senior Vice President and Chief Financial Officer Mark Loughridge is scheduled to begin on Tuesday, December 7 at 9:15 p.m. (EST). Investors and press may view it at www.ibm.com/investor/events/ir1204. Replays will be available shortly after the completion of the original webcast.

Beijing Media Event Details

Lenovo will host a media event in Beijing on December 8 at 9:00 a.m.  (Beijing/Hong Kong). The event can be accessed via a live webcast at http://lenovo.broadcastone.net/announce.htm, using passcode: be26i.

About Lenovo

Lenovo Group Limited (HKSE: 992; ADR: LNVGY) is a leading IT enterprise in China.  The Group engages primarily in the manufacturing and sale of desktop computers, notebook computers, mobile handsets, servers and peripherals in China. Lenovo brand PCs have been the best seller in China for seven consecutive years, commanding a 27.0 percent unit share of China’s PC market in 2003.  Lenovo PCs also ranked number one in the Asia Pacific (excluding Japan) market with a 12.6 percent market share in 2003 (source: IDC).

Lenovo was listed on The Stock Exchange of Hong Kong in 1994 and is currently a constituent stock of the Hang Seng Index and the MSCI China Free Index.  Its American Depositary Receipts are traded in the United States.  In March 2004, Lenovo joined The Olympic Partner Program of the International Olympic Committee (IOC) as the first Chinese company to become the computer technology equipment partner of the IOC for the period from 2005 to 2008.

For more information, please visit www.Lenovo.com

Forward-Looking and Cautionary Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, as discussed in the company’s filings with the U.S. Securities and Exchange Commission (SEC).

Media and Investor Contacts

IBM

Edward Barbini, 914/499-6565

barbini@us.ibm.com

John Bukovinsky, 914/499-6212

jbuko@us.ibm.com

Lenovo

Beijing:

Zhu Guang, +86 10/5886-6111

zhuguang@lenovo.com

Hong Kong:

Angela Lee, 852/2516-4810

AngelaLee@lenovo.com

International:

Philip Lisio,  +86 10/8520-6505

Philip.Lisio@ogilvy.com

ATTACHMENT  II

This is Patricia Murphy, Vice President of Investor Relations at IBM.  Here with me today is Mark Loughridge, IBM’s Senior Vice President and Chief Financial Officer.  Thank you all for joining us.

By now, many of you have seen the press release announcing a definitive agreement with Lenovo.  This press release is available as a link on our investor website.

Today we will provide additional information on this announcement, and have a discussion on the implications to IBM’s business resulting from this agreement.

Following the overview, we’ll cover a few questions that we believe will be of interest to you.  A replay and transcript of this webcast will also be available at the conclusion of this call.

Now, please move to chart 2.

Before we get started, let me remind you that:

Certain comments made during this call may be characterized as forward looking under the Private Securities Litigation Reform Act of 1995.

Those statements involve a number of factors that could cause actual results to differ materially.

Additional information concerning these factors is contained in the company’s filing with the SEC.  Copies are available from the SEC, from the IBM web site, or from IBM Investor Relations.

Now, please move to chart 3, and I’ll turn the call over to Mark Loughridge.

Thanks Patricia.

Let me start by addressing the key points of today’s announcement, and then describe the rationale and implications to our business.

•                       Earlier today, IBM and Lenovo announced a definitive agreement under which Lenovo Group will acquire IBM’s Personal Computing Division to create the third largest PC business.  The new global entity will be headquartered in New York, with U.S.-based management.

•                       The agreement establishes a broad-based alliance between IBM and Lenovo Group – to allow IBM to continue to provide end-to-end solutions to our clients.  Lenovo will be the preferred provider of IBM-branded personal computers to our clients, and IBM will continue to provide financing and maintenance services for these PC solutions.

•                       Lenovo has the leading position in the fastest growing market in the world.  Over the last couple of quarters, I’ve described IBM’s success in emerging countries – as we help our customers to build out their infrastructures based on open standards.  Today’s announcement forges a new relationship with a leader in the key market in China.

•                       This transaction is consistent with IBM’s strategy to focus on the high value segments of enterprise computing, providing technology and transformation services to improve clients’ businesses.

•                       The transaction is expected to be completed in second quarter 2005.  At that time, IBM is expected to record a pre-tax gain on the sale between $900 million and $1.2 billion.  There will be minimal charges directly related to the transaction in IBM’s current quarter results.  Over time, this action will improve IBM’s financial profile, with less revenue volatility and improved profit margins.

•                       Finally, we will capitalize on the momentum from this transaction to accelerate IBM’s ongoing strategy of globalization, and continue our transformation to an on demand business.

Now move to chart 4, and I’ll expand on IBM’s strategic rationale for the transaction.

 STRATEGIC RATIONALE

The IT sector is one of the most dynamic in the market.  To bring long term value for clients, companies need to continually reinvent themselves.  In recent years we have talked about bifurcation in the industry, where two winning models have emerged, the high-value, high-innovation, solutions-led model, and the low-cost model that requires economies of scale and requires differentiation through other means.  IBM’s strategy is clear, to be the world leader in providing high value solutions, focused on the enterprise and our small and medium business clients, in all industries and countries worldwide.

This agreement is consistent with IBM’s strategy to focus on those segments of the enterprise and SMB markets where we can best leverage our value add, by owning those assets and capabilities where we can create significant value, and partnering for other capabilities to provide our clients with end-to-end solutions.

•                                          It is a logical extension of actions we have taken over recent years, remixing our portfolio by strengthening IBM’s position in high value segments such as services and software.

Chart 5 lays out the key portfolio actions we’ve taken over the last few years.

•                                          Since 2002, we have invested about $9 billion to acquire over 30 companies, including Rational software and PricewaterhouseCoopers Consulting.  The acquired leading edge technologies and capabilities have been integrated into our offerings and solutions.

•                                          In addition, we have divested several businesses, generally where we lacked scale and market opportunity.  Examples include hard disk drives and displays.  Overall, the businesses ultimately did better where they landed.

•                                          The net effect of these acquisitions and divestitures is an improved profit profile for IBM.

Turning to the PC business, IBM’s strategy over the last few years has been to optimize the PC division’s profitability, rather than focusing on market share.

•                                          We have taken several actions to lower our breakeven point, including divesting of displays, outsourcing desktop manufacturing and development, and moving mobile manufacturing to low cost areas.  In addition, we have improved our product mix – toward mobile.

•                                          From a market perspective, the PC business is rapidly taking on the characteristics of the home and consumer industry, which favors enormous economies of scale and a focus on individual users and buyers.

This agreement therefore continues IBM’s strategic rebalancing of our portfolio, on the high value enterprise market segment.

It moves our PC business from an element in the IBM portfolio, to a key element in IBM’s partner network.  This partner network consists of business partners that IBM leverages to support its portfolio and integrated businesses.  It extends IBM’s reach and capabilities in areas where IBM clients are better served with a partner.  Examples of key members of our partner network are Cisco, who provides network hardware, independent software vendors who provide applications that provide the basis for our solutions, and distributors who extend IBM’s sales reach.

This alliance with Lenovo enables availability of quality product to our customers, without the required management oversight and the volatility associated with a PC hardware business.

And through this relationship with Lenovo, our PC employees and assets become part of a business that is well-positioned to exploit the PC opportunity, because of its scale and operational efficiency, as well as exclusive focus on that segment.

The end result is that IBM can better focus on delivering technology and transformational services to enterprises and small and medium businesses, and better focus management on its go-to-market sales model and infrastructure to improve how it serves its customers globally.

So, with that as background, let me describe today’s announcement.  Please turn to chart 6.

NEW GLOBAL PC LEADER

As I mentioned earlier, IBM and Lenovo reached a definitive agreement for Lenovo Group to acquire IBM’s Personal Computing Division, and to establish a broad-based business alliance.  Before describing the elements of the alliance, let me provide a brief overview of Lenovo, and the Chinese market.

Lenovo is a publicly-traded company with a market cap of about $2.5 billion.  It is the largest PC manufacturer in China.  Over the last five years, Lenovo has delivered double-digit revenue growth.

Lenovo addresses both the consumer and enterprise market, through the manufacture and sale of branded desktop and mobile PC’s, peripherals and mobile devices.  It has over 9,000 employees, including its sales and distribution network in China.

The economy in China is growing at an annual rate of 7 to 8 percent.  Within the next five years, China is projected to become the world’s third largest economy.

The IT market in China is the fastest growing amongst the world’s top economies.  Within this market, services and software are the fastest growing segments, with a compound growth rate for 2002 through 2006 projected at about 20 percent for each.

IBM is already well-positioned in this market.  Earlier I mentioned our success in helping customers to build-out their infrastructures using technology based on open standards.  This has resulted in revenue growth of over 30 percent in China this year, led by mainframes and middleware, as well as PC’s.  IBM’s alliance with Lenovo provides an opportunity to build on our success in this market.

The combination of IBM’s PC division and Lenovo will result in the world’s third largest PC business, quadrupling the size of Lenovo’s current PC business.

Lenovo is a complementary partner for IBM, in terms of products, capabilities and geographic presence.  This new PC business combines IBM’s strength in global enterprise and notebook segments, with Lenovo’s consumer expertise, and leading market position in China.

The new Lenovo PC business will have revenue of $12 billion and worldwide market share of 8 percent based on 2003 results.

This business will have approximately 19,000 employees.  This includes approximately 10,000 IBM employees, of which more than 40 percent are currently located in China.  The global headquarters will be in New York, with principal operations in Beijing and Raleigh, North Carolina.  The company will leverage sales offices in every geography, and research centers in China, the United States and Japan.

The Lenovo senior management will be primarily U.S.-sourced, with strong leadership from IBM senior executive management.

Lenovo will manage manufacturing, which provides opportunities for substantial leverage.  By bringing together low-cost, world-class manufacturing capabilities with economies of scale, enterprise customers and consumers should benefit from the product and efficiency advantages offered by Lenovo’s new PC business.

Turn to chart 7, and I’ll describe the ongoing relationship between the two companies.

BUSINESS RELATIONSHIPS

This agreement includes a broad-based, multi-year business relationship, including branding, preferred provider relationships, and provision of services through the transition period.

The Lenovo products will be co-branded for the next few years, to leverage the power of the IBM ThinkPad brand with our existing and future customers.

We will have a phased implementation, with products initially utilizing the IBM logo as the primary brand, and transitioning over sixty months to an IBM endorsement of a Lenovo-branded product.

This co-branding relationship will align the IBM brand with the current PC market leader, increasing IBM’s mindshare in this growing market and providing better access into Lenovo’s extensive customer base.

Lenovo will sell through IBM’s current PC specialists, who will join Lenovo upon closure of the deal.  Through the alliance, IBM will also provide marketing support and demand generation services for Lenovo products, and integrate Lenovo products in its service offerings.

Lenovo will leverage IBM’s existing enterprise sales force organization of approximately 30,000 professionals, as well as utilize IBM’s established channels such as ibm.com.  To compensate for that lead generation, IBM will receive a sales fee based on a percentage of Lenovo’s sales.

And in recognition of the importance of PCs to our client’s solutions needs, we will compensate our client teams consistent with past practices.

IBM Global Financing will be the preferred provider for leasing and financing services.

IBM Global Services will be the preferred provider of services for Lenovo PC’s.

Global Services will continue to provide remote customer support, maintenance, and other PC related technical support to Lenovo’s clients.

In addition, Lenovo will pay IBM a fee to provide warranty support for Lenovo PC’s.

Lenovo will receive a sales fee to provide added incentive to sell financing and PC related support services.

And, Lenovo will be the preferred supplier of PCs to IBM

With these preferred relationships we have the ability to provide an integrated PC solution to our enterprise and small and medium business clients, Lenovo’s hardware, together with IBM’s services and financing offerings.  Customers will therefore continue to benefit from IBM’s unique ability to deliver complete end-to-end solutions.

Regarding IBM’s internal PC requirements, IBM will source its internal demand from Lenovo.  This is a statement of our confidence in the ability of Lenovo to continue to provide leading PC solutions to our clients.

Finally, in an effort to ensure a smooth transition for Lenovo and for our clients, we will provide a series of fee-based transition services to Lenovo.  These transition services agreements provide an opportunity to optimize the IBM infrastructure costs over time.

Please turn to chart 8 and I will discuss the financial implications to IBM.

FINANCIAL IMPLICATIONS

Lenovo is acquiring IBM’s PC Division for $1.25 billion in cash and equity plus assumed liabilities, for a total of approximately $1.75 billion.  Under the current construct of the deal:

•                                          IBM will receive at least $650 million in cash.

•                                          IBM will receive up to $600 million of stock, which represents an 18.9 percent ownership in Lenovo.  The investment will be subject to lockup periods expiring over three years.  We will evaluate this investment upon release of the lockups.

•                                          In addition, Lenovo will assume a projected $500 million of net balance sheet liabilities from IBM.

This agreement was signed earlier today, however it requires approval by Lenovo’s shareholders and certain regulatory clearances.  Lenovo Holdings, Lenovo Group’s controlling shareholder, has agreed to vote their shares in favor of the transaction.

We will complete the transaction as soon as is practical, with a target date of the second quarter of 2005.  During the period between signing and closing, IBM will maintain its current business operations, for example, IBM will continue to warrant and support all PC shipments “business as usual” until the transaction is completed.

Your financial expectations should therefore continue to assume that IBM will be running the PC business through the contract closing.

At closing, we anticipate recognizing a pre-tax gain of between $900 million and $1.2 billion.

The exact amount of the gain is not yet determinable and will be disclosed when the transaction closes and that information is available.  The variables that impact the final gain include valuation of the final balance sheet transferred at closing, valuation of the equity and other agreements assumed by IBM, and transaction related expenses.

As I stated earlier, there will be minimal charges associated with the transaction in the current quarter.

Post closing, what does this mean to IBM’s financial profile?

First, IBM’s top line will reflect the loss of PC revenues, but importantly will also eliminate the volatility associated with the cyclical PC business.

Second, by divesting of a lower margin business, IBM’s profit margin, both gross and net, will improve.  Based on our current profile, without the PC business IBM’s PTI margin would be approximately one point higher.  Behind the margin improvement:

Total gross margin improves by roughly 3 points,

Offset in part by an increase in IBM’s expense-to-revenue ratio of roughly 2 points.

As we have been doing over the last several years, IBM will continue to focus on increased productivity and efficiency, to help deliver our financial model.

Finally, I mentioned earlier that the PC business is moving from an element of IBM’s portfolio, to an element in IBM’s partner network.  As part of this change, we will accelerate our strategy to better align our go-to-market model around solutions.

The direct resources associated with the PC business are transferring to Lenovo.  Much of the sales resource and infrastructure that has supported this business was not dedicated, and so will remain with IBM.  The transition services agreements and marketing support agreements established with Lenovo recover the majority of these support costs.  The ongoing relationship with Lenovo and our partner network links to our strategy to optimize our infrastructure over time.

As part of that same thought process, we’ll be focused on the transformation and globalization of IBM’s business model, as part of our commitment to becoming an on demand business, with increased productivity and efficiency.

Now, please go to chart 9 and I will summarize today’s discussion.

SUMMARY

•                       Today’s announcement is consistent with IBM’s strategy to focus on the delivery of high value solutions to the enterprise and SMB clients, and is a logical extension of actions taken over recent years.

•                       The agreement establishes a broad-based business alliance between IBM and Lenovo Group, to allow IBM to continue to provide end-to-end solutions to our clients.

•                       By bringing together IBM’s leading mobile enterprise offerings and Lenovo’s consumer strength and market leadership in China, a powerful new player will emerge in the global IT market.

•                       IBM’s alignment with this market leader, and the broader recognition of the IBM brand, provides an opportunity to build on our success in the important Chinese market.

•                       The proceeds associated with the sale are $1.25 billion in cash and equity plus transfer of $500 million of net liabilities, for a total of $1.75 billion.  We expect this transaction to conclude in the second quarter of 2005.  IBM will recognize a pre-tax gain of between $900 million and $1.2 billion when the deal closes.

•                       There will be minimal charges directly resulting from the transaction in the current quarter.  Over time, this transaction will improve IBM’s financial profile, with less revenue volatility and improved profit margins.

•                       And, we will capitalize on the momentum from this transaction to further improve our organizational structure and internal efficiencies,  to become even more flexible and responsive to our customers and to continue to deliver end-to-end on demand solutions.

Now let me turn to several questions that may be on your mind.  Pat, let’s start with the first question.

Thanks Mark.  First question:  Are you opening up additional opportunities for your competitors with this transaction?

Well, first Patricia, just so we’re clear, it is extremely important to us that Lenovo be successful.  As I mentioned in my prepared remarks, we are engaged in multiple ongoing relationships.  So let me just mention a few.

Lenovo will benefit from IBM’s global sales generation capabilities.

We have a preferred relationship with Lenovo to provide PCs for our customers’ end-to-end solutions.

We will wrap IBM’s financing and maintenance around Lenovo’s hardware.

And, finally, Lenovo will be using the IBM brand – in China, and around the world.

Lenovo will be able to leverage industry leading advanced functions developed by our world-class R&D organization.

Recent product innovations like a hard drive “air bag” protection mechanism and a secure fingerprint reader give Lenovo products additional differentiation in the market.

Bottom line, we fully expect Lenovo to be a formidable competitor in the global PC market, with economies of scale, global distribution channels, strong brand equity, an experienced management team, and number one market position in the world’s fastest growing IT market – China.  We will leverage our relationship with Lenovo to continue to provide our customers with end-to-end solutions.

Ten billion dollars is a lot of revenue - how will you replace it?

We have divested of several businesses over the last few years, and acquired others.  These strategic portfolio actions have a short term impact on the absolute level of revenue, but overall help us to deliver our longer term model.

The result of these actions is an integrated business that is better aligned with our strategic initiatives.

This agreement lets us focus on growth of our most profitable revenue streams.

As I discussed in our third quarter earnings call, we are driving strong revenue performance in both emerging countries and our on demand opportunities, notably Business Performance Transformation Services.

We continue to run very competitive businesses across our entire portfolio and expect to increase our share in many lines of business over time.

Bottom line, while initially we will have less revenue, we will have an improved financial profile.

How will the sale of your PC business impact your cost leverage with suppliers?

The overall impact of this to IBM will be negligible.

Keep in mind that over time, our purchasing leverage is coming more from services than hardware.  So we are getting additional leverage as we push our supply chain expertise deeper into services

Given IBM’s total purchasing volume of over $40 billion, we have the ability to offset the loss of PC volumes in other areas of the company, resulting in minimal impact to IBM overall.

What are the implications to your remaining businesses, notably services, financing and xSeries?

Well, we see this as an opportunity for us to leverage some of our services offerings over a larger PC base with a new partner.

IBM’s Global Services unit will receive revenue to cover warranty repairs performed on machines Lenovo has sold, as well as a portion of any warranty upgrades that are sold.

Our Global Financing business will get a fee to cover the financing it gives our channel partners to cover some short term inventory.

We expect x-Series overall will benefit from the broader brand recognition in China.

We are seeing a tremendous increase in consumer devices, are you completely exiting the consumer home market?

We are not exiting; we address this market in ways which best leverage our strengths.  We do this in two ways.

First, IBM provides the back-end hardware, software and services infrastructure required to interface to the proliferation of devices.

Second, we address this market at the component level.  We are seeing a convergence of devices in the home which we believe will be at the component level, and our POWER architecture is the key player in this space.

As you know, we are providing processors to all of the leading game machine manufacturers.

And we continue to expand on our success in this area.  Our announcements last week on the Cell processor and Power-dot-org, an open standards community around chips and systems which use Power Architecture technology, are two good examples of proliferation of the POWER architecture.

How do you expect this relationship to impact your opportunities in China?

China is a massive market and represents a substantial opportunity for us.

We’ve told you about our success in this emerging market, with over 30 percent year-to-year growth in revenue from China so far this year.  The growth has come from mainframes, and middleware, as well as PCs, as we help our customers build out their infrastructures.

Our partner is a key supplier in that market, with over 20 percent PC market share.

We’ll now align our brand, with the market leader, resulting in new and broader recognition for the IBM brand in China.

In the end, we will build on this base to drive future growth in the most dynamic IT market in the world – China.

Thanks Mark.  We’ll wrap up the questions and answers here.  I want to thank you all for joining us today.  Now, let me turn the call back to the operator.

Attachment III

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IBM Strategic Announcement

Lenovo Acquisition of IBM PC Division

December 7, 2004	©2004 IBM Corporation

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Certain comments made in this presentation may be characterized as forward looking under the Private Securities Litigation Reform Act of 1995.

Those statements involve a number of factors that could cause actual results to differ materially.

Additional information concerning these factors is contained in the company’s filing with the SEC.  Copies are available from the SEC, from the IBM website, or from IBM Investor Relations.

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Announcement Overview

•                  Lenovo Group to acquire IBM’s Personal Computing Division

•                  Creates the third largest PC company in the world

•                  Lenovo and IBM to enter into broad-based alliance

•                  Provides opportunity to extend IBM’s reach in important emerging market

•                  Consistent with strategy to focus on high value segments of enterprise computing

•                  Transaction expected to be completed by second quarter 2005

•                 Expected pre-tax gain of $900 million to $1.2 billion

•                 Minimal charges associated with the transaction in current quarter

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Strategic Rationale

•                  Consistent with strategy to provide high-value solutions

•                  Logical extension of portfolio actions taken in recent years

•                  Improves company focus on enterprise customers

•                  Moves PCs from element in IBM’s portfolio to a key element in its partner network

•                 Relationship with Lenovo enables IBM to deliver quality product to customers

•                 Lenovo is well-positioned to exploit PC opportunity

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IBM’s Portfolio Actions

IT Industry Landscape

Business Value

Infrastructure Value

• Services

• Software

• Hardware

Component Value

Key Acquisitions

Leadership	Capabilities	Leverage Infrastructure	New Market Entry
PwCC	Matra Datavision	Maersk IT	Daksh
Mainspring

Rational	Aptrix	Candle
Tivoli (pre-2002)	CrossAccess	Schlumberger
Lotus (pre-2002)	Green Pasture	Informix (pre-2002)
CrossWorlds	Sector7
Think Dynamics
Trigo
Logical Networks
Cyanea
Alphablox.
Venetica
PSI, Inc
Access360

Key Divestitures / Asset Sales

Global Network (pre-2002)	Displays	PowerPC 4xx Std Technology
Network Processors	Hard Disk Drives	Raid-on-chip Controllers
	PC Desktop Mfg	Packet Routing Switch Fabric
PC Options/LE Server Mfg
PC Division

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Lenovo:  A Global PC Leader is Born

•                  Lenovo – Current Business:

•                  Publicly traded; current market cap of $2.5 billion USD

•                  Largest PC manufacturer in China

•                  Broad sales and distribution network in China

•                  IT market in China is the fastest growing amongst the world’s top economies

•                  Driven by software and services

•                  Long-term partnership with Lenovo builds on IBM’s already strong position

•                  Transaction transforms Lenovo into a leading global PC company

•                  Combines IBM’s strength in global enterprise and notebook segments with Lenovo’s consumer expertise and leading market position in China

•                 #3 PC company worldwide with expected revenues in excess of $12 billion

•                 Approximately 19,000 employees

•                 US-based headquarters

•                  Lenovo will have substantial leverage opportunities

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Business Relationships

IBM PC Division:
• Management
• Products
• Manufacturing		LENOVO
• Development
• Brand Sales & Marketing
• “Think Brand”

Business Relationships

IBM Logo		Products
Logo use for up to 5 years
Client Sales		Sales
Marketing support / demand generation
IBM Global Financing		Financing
Channel financing / customer leasing
IBM Global Services		Service and Support
Maintenance, warranty support and related services
IBM End-to-End Solutions		Products
PCs for customer solutions, strategic outsourcing and internal requirements
Transitional Services		Operations
IT and other services for limited period

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Financial Implications

•                  Transaction of $1.25 billion cash and equity;  $1.75 billion including assumed liabilities

•                  IBM to receive at least $650 million in cash

•                  IBM to receive upto $600 million in Lenovo Group common stock

•                  Lenovo to assume a projected $500 million of net balance sheet liabilities

•                  Closing targeted for second quarter 2005

•                  Requires approval by Lenovo’s shareholders and certain regulatory approvers

•                  Minimal charges expected in fourth quarter 2004

•                  IBM expects a pre-tax gain of $900 million to $1.2 billion

•                  Results in an improved financial profile:

•                  Less top-line volatility

•                  Improved profit margins

•                  IBM to accelerate the globalization and transformation of its global business model

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Summary

•                  Consistent with IBM’s strategy to focus on high value segments of enterprise computing

•                  Lenovo and IBM to enter into broad-based alliance

•                  Combination creates strong PC contender

•                  IBM’s leading mobile and enterprise offerings

•                 Lenovo’s consumer strength and market leadership in China

•                  Financial implications

•                 Short-term

•                  Gain to be recognized at closing in second quarter 2005

•                  Minimal charges associated with the transaction in current quarter

•                 Long-term

•                  Improved financial profile

•                  IBM to accelerate the globalization and transformation of its global business model

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